OFFER BY
MADISON COVERED CALL & EQUITY STRATEGY FUND
TO PURCHASE FOR CASH UP TO
6,982,308 OF ITS OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST
AT 99.5% OF NET ASSET VALUE PER SHARE
______________________________________________________________________________________________________
THE FUND’S OFFER AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 4:00 P.M., CENTRAL TIME,
ON NOVEMBER 7, 2018, UNLESS THE OFFER IS EXTENDED
THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED,
BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE TRUST’S OFFER TO PURCHASE
AND IN THE LETTER OF TRANSMITTAL.
October 10, 2018
To Our Shareholders:
Enclosed for your consideration is the Offer to Purchase, dated October 10, 2018 (the “Offer to Purchase”), of Madison Covered Call & Equity Strategy Fund, Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company (the “Fund”), and a related Letter of Transmittal (together, the “Offer”). The Fund is offering to purchase up to 6,982,308 of its outstanding common shares of beneficial interest (the “Shares”), upon the terms and subject to the conditions set forth in the Offer.
A tender of your Shares can be made only by us as the registered holder and only pursuant to your Instructions. The Offer to Purchase and the Letter of Transmittal are being sent to you for your information only. They cannot be used by you to tender Shares held by us for your account. We are the registered holder of Shares held for your account.
Your attention is called to the following:

(1)
The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 99.5% of the net asset value per Share (the “NAV”) in U.S. dollars per Share as determined by the Fund as of the close of ordinary trading on the New York Stock Exchange (“NYSE”) on November 7, 2018, or if the Offer period is extended, as of the close of ordinary trading on the NYSE on the newly designated expiration date. The NAV of the Fund is calculated daily and may be obtained by calling Georgeson LLC, the Information Agent, toll free at 1-800-457-0759.

(2)	The Offer is not conditioned upon any minimum number of Shares being tendered.

(3)
Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered (and not withdrawn) on or prior to the Expiration Date, provided that the total number of Shares tendered does not exceed 25% of the Fund’s outstanding Shares. In the event that more than 25% of the Fund’s outstanding Shares are tendered, the Fund will purchase 25% of the Fund’s outstanding Shares on a pro rata basis.

(4)	The Fund will pay all transfer taxes on its purchase of Shares, subject to Section 5, “Acceptance for Payment and Payment” of the Offer to Purchase.

(5)	Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.
NEITHER THE FUND, NOR ITS BOARD OF TRUSTEES, NOR MADISON ASSET MANAGEMENT, LLC, THE INVESTMENT ADVISER FOR THE FUND IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

Instructions
The undersigned acknowledge(s) receipt of our letter, the enclosed Offer to Purchase, and the Letter of Transmittal, relating to the Fund’s offer to purchase up to 6,982,308 of its outstanding Shares at 99.5% of the NAV.
The undersigned instructs us to tender to the Fund the number of Shares indicated below (which are held by us for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal that we have furnished to the undersigned.
Aggregate Number Of Shares To Be Tendered:
☐ All Shares held for the undersigned; or
☐                   Shares (Enter number of Shares to be tendered)

________________________________________________________________________________________
PLEASE SIGN HERE

Dated: , 2018

Name(s):	__________________________________________________________________________
(please print)

Address:	__________________________________________________________________________
	City	State	Zip Code

Area Code and Telephone Number: ___________________________________________________________

Employer Identification or Social Security Number: ______________________________________________